EXHIBIT 99.1

AvePoint Announces Third Quarter 2026 Financial Results

Third quarter SaaS revenue of $105.5 million, representing 26% year-over-year growth, 26% on a constant currency basis
Third quarter Total revenue of $131.1 million, representing 19% year-over-year growth, 20% on a constant currency basis
Total ARR of $495.1 million, representing 27% year-over-year growth, 25% adjusted for FX

JERSEY CITY, N.J., Nov. 05, 2026 (GLOBE NEWSWIRE) -- AvePoint (Nasdaq: AVPT, SGX: AVP), the AI Trust Company, today announced financial results for the third quarter ended September 30, 2026.

“Q3 was another strong quarter for AvePoint, as broad-based customer demand drove record net new ARR and an acceleration in total ARR growth for the second straight quarter, as well as further GAAP operating margin expansion,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Our efficient execution and robust cash generation enable us to strategically invest in the largest market opportunity in our company’s history: AI trust. As organizations accelerate AI adoption, our platform-neutral approach, deep expertise in data security and governance, and comprehensive agent lifecycle management capabilities provide a distinct competitive advantage. And with the announcement of the AvePoint Trust Platform, we are extending governance beyond data and agents to the models, MCP servers, and AI skills that enterprises are deploying faster than they can govern, across every platform they run on. We are excited for a strong close to 2026.”

Third Quarter 2026 Financial Highlights

  Revenue: Total revenue was $131.1 million, up 19% from the third quarter of 2025. Within total revenue, SaaS revenue was $105.5 million, up 26% from the third quarter of 2025.

  Gross Profit: GAAP gross profit was $94.7 million, compared to $81.6 million for the third quarter of 2025. GAAP gross margin was 72.2%, compared to 74.4% for the third quarter of 2025. Non-GAAP gross profit was $95.4 million, compared to $82.4 million for the third quarter of 2025. Non-GAAP gross margin was 72.8%, compared to 75.1% for the third quarter of 2025.

  Operating Income: GAAP operating income was $11.5 million, compared to $8.1 million for the third quarter of 2025. GAAP operating margin was 8.7%, compared to 7.4% for the third quarter of 2025. Non-GAAP operating income was $22.0 million, compared to $24.1 million for the third quarter of 2025. Non-GAAP operating margin was 16.8%, compared to 22.0% for the third quarter of 2025.

  Cash, cash equivalents and short-term investments: $418.3 million as of September 30, 2026.

  Cash from operations: For the nine months ended September 30, 2026, the Company generated $71.6 million of cash from operations, compared to $55.6 million in the prior year period.

Third Quarter 2026 Key Performance Indicators and Recent Business Highlights

  ARR as of September 30, 2026 was $495.1 million, up 27% year-over-year. Adjusted for FX, ARR grew 25%.

  Dollar-based gross retention rate was 90% on a reported and FX-adjusted basis, while dollar-based net retention rate was 112% on a reported basis and 111% when adjusted for FX.

  The Company announced Kinetic Classification for continuous AI-driven data classification and Rapid Recovery for priority-based data restoration.

  Announced the AvePoint Trust Platform, which makes data AI-ready, governs every agent across its lifecycle, and keeps the business resilient when AI gets it wrong – independent of any single cloud, model, or AI provider. The Trust Platform also includes new AI Governance, Security, and Cost Optimization capabilities and broadens observability to Anthropic Claude and MCP servers.

  Included in the 2026 Gartner® Magic Quadrant™ for AI Agent Management Platforms, the first report of its kind in this rapidly evolving category.

  Added to the S&P SmallCap 600 Index, which tracks small-capitalization U.S. public companies that meet liquidity and GAAP profitability criteria.

  Announced the hiring of Ali Rohani as Chief Strategy and Customer Officer to deepen customer value and accelerate growth as enterprises scale AI with trust.

Financial Outlook

The Company is again raising its full-year guidance for annual recurring revenue, and the Company’s updated full-year guidance for revenue and non-GAAP operating income includes the respective third quarter outperformance relative to guidance. Additionally, the Company’s updated financial guidance reflects the current expected impact from the fluctuation in foreign exchange rates for all metrics.

For the fourth quarter of 2026, the Company expects:

  Total revenues of $138.4 million to $140.4 million, or year-over-year growth of 22% at the midpoint. On a constant currency basis, the Company expects revenue growth of 22% at the midpoint.

  Non-GAAP operating income of $24.7 million to $25.7 million.

For the full year 2026, the Company now expects:

  Total ARR of $524.8 million to $528.8 million, or year-over-year growth of 26% at the midpoint. Adjusted for FX, the Company continues to expect ARR growth of 26% at the midpoint.

  Total revenues of $511.3 million to $513.3 million, or year-over-year growth of 22% at the midpoint. On a constant currency basis, the Company continues to expect revenue growth of 21% at the midpoint.

  Non-GAAP operating income of $87.5 million to $88.5 million.

Quarterly Conference Call

AvePoint will host a conference call today, November 05, 2026, to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 8422216. Investors can also join the webcast here. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

AvePoint is the AI Trust Company. AvePoint helps more than 28,000 organizations and 6,000 channel partners govern, secure and scale AI with trust: making data AI-ready, governing every agent across its lifecycle, and keeping the business resilient across every cloud they run on. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, the amortization of acquired intangible assets and expenses related to the secondary listing on the SGX-ST and the Company’s decision to discontinue its participation in a growth equity fund. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS and term license and support revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K. Copies of this and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (In thousands, except per share amounts) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026		2025	2026		2025
Revenue:
SaaS	$105,489		$83,982	$297,382		$230,241
Term license and support	8,896		11,980	28,460		35,380
Services	16,719		13,766	46,999		39,189
Total revenue	131,104		109,728	372,841		304,810
Cost of revenue:
SaaS	19,057		14,596	53,579		41,156
Term license and support	345		294	1,014		1,394
Services	17,047		13,255	47,218		35,973
Total cost of revenue	36,449		28,145	101,811		78,523
Gross profit	94,655		81,583	271,030		226,287
Operating expenses:
Sales and marketing	47,754		35,593	135,306		105,888
General and administrative	19,284		23,925	54,833		62,304
Research and development	16,167		13,936	46,490		39,585
Total operating expenses	83,205		73,454	236,629		207,777
Income from operations	11,450		8,129	34,401		18,510
Other income, net	3,920		4,678	9,517		6,024
Income before income taxes	15,370		12,807	43,918		24,534
Income tax (benefit) expense	(2,566	) (1)	(210)	(16,838	)(1)	5,058
Net income	$17,936		$13,017	$60,756		$19,476
Net income attributable to noncontrolling interest	—		—	—		321
Net income available to common stockholders	$17,936		$13,017	$60,756		$19,155
Net income per share:
Basic	$0.09		$0.06	$0.29		$0.09
Diluted	$0.08		$0.06	$0.27		$0.08
Weighted average shares outstanding:
Basic	210,510		212,001	211,317		205,049
Diluted	221,993		232,897	223,485		228,985

(1) Includes an income tax benefit of $1.1 million and $21.0 million for the three and nine months ended September 30, 2026, respectively, related to the release of a previously recorded valuation allowance on certain deferred tax assets.

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$410,730	$481,060
Accounts receivable, net	109,371	124,526
Prepaid expenses and other current assets	28,964	19,726
Total current assets	549,065	625,312
Property and equipment, net	7,350	6,020
Goodwill	37,192	37,986
Intangible assets, net	10,912	12,052
Operating lease right-of-use assets	28,835	16,824
Deferred contract costs	77,650	71,257
Other assets	51,390	19,730
Total assets	$762,394	$789,181
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,730	$3,805
Accrued expenses and other current liabilities	81,606	84,191
Current portion of deferred revenue	197,502	185,696
Total current liabilities	282,838	273,692
Long-term operating lease liabilities	18,143	9,949
Long-term portion of deferred revenue	16,074	15,260
Other liabilities	8,985	11,581
Total liabilities	326,040	310,482
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 210,028 and 215,076 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	21	22
Additional paid-in capital	962,954	980,389
Accumulated other comprehensive income	6,987	8,366
Accumulated deficit	(533,608)	(510,078)
Total stockholders’ equity	436,354	478,699
Total liabilities and stockholders’ equity	$762,394	$789,181

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Operating activities
Net income	$60,756	$19,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,151	4,642
Operating lease right-of-use assets expense	7,749	6,400
Foreign currency remeasurement (gain) loss	(2,174)	4,302
Stock-based compensation	26,921	31,441
Deferred income taxes	(27,078)	(3,617)
Allowance for credit loss on notes receivables	—	4,037
Other	789	78
Change in value of warrant liabilities	—	(408)
Changes in operating assets and liabilities:
Accounts receivable	14,270	2,210
Prepaid expenses and other current assets	(1,986)	(972)
Deferred contract costs and other assets	(11,623)	(8,616)
Accounts payable, accrued expenses and other current liabilities, and other liabilities	(7,775)	(9,582)
Operating lease liabilities	(7,412)	(6,585)
Deferred revenue	14,050	12,792
Net cash provided by operating activities	71,638	55,598
Investing activities
Maturities of investments	185	140
Purchases of investments	(7,409)	(140)
Capitalization of internal-use software	(1,572)	(1,162)
Purchase of property and equipment	(3,964)	(2,986)
Cash paid in business combinations, net of cash acquired	—	(14,893)
Net cash used in investing activities	(12,760)	(19,041)
Financing activities
Purchase of common stock	(141,255)	(27,309)
Proceeds from warrant exercises	—	168,189
Proceeds from stock option exercises	13,189	8,519
Funds held on behalf of others	—	6,064
Repurchase of noncontrolling interest	(1,843)	(12,148)
Other financing activities	(5)	(7)
Net cash (used in) provided by financing activities	(129,914)	143,308
Effect of exchange rates on cash	706	1,040
Net (decrease) increase in cash and cash equivalents	(70,330)	180,905
Cash and cash equivalents at beginning of period	481,060	290,735
Cash and cash equivalents at end of period	$410,730	$471,640
Supplemental disclosures of cash flow information
Income taxes paid	$12,939	$4,700
Unpaid purchase consideration transferred in connection with the business combination	$—	$5,499

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Non-GAAP operating income
GAAP operating income	$11,450	$8,129	$34,401	$18,510
GAAP operating margin	8.7%	7.4%	9.2%	6.1%
Stock-based compensation expense	10,079	10,678	26,921	31,441
Amortization of acquired intangible assets	474	477	1,435	1,489
Secondary listing costs	—	2,941	—	2,941
Discontinuation of growth equity fund	—	1,917	—	1,917
Non-GAAP operating income	$22,003	$24,142	$62,757	$56,298
Non-GAAP operating margin	16.8%	22.0%	16.8%	18.5%

Non-GAAP gross profit
GAAP gross profit	$94,655	$81,583	$271,030	$226,287
GAAP gross margin	72.2%	74.4%	72.7%	74.2%
Stock-based compensation expense	429	409	1,146	1,150
Amortization of acquired intangible assets	339	360	1,026	1,092
Non-GAAP gross profit	$95,423	$82,352	$273,202	$228,529
Non-GAAP gross margin	72.8%	75.1%	73.3%	75.0%

Non-GAAP sales and marketing
GAAP sales and marketing	$47,754	$35,593	$135,306	$105,888
Stock-based compensation expense	(3,402)	(2,679)	(8,869)	(7,847)
Amortization of acquired intangible assets	(135)	(117)	(409)	(397)
Non-GAAP sales and marketing	$44,217	$32,797	$126,028	$97,644
Non-GAAP sales and marketing as a % of revenue	33.7%	29.9%	33.8%	32.0%

Non-GAAP general and administrative
GAAP general and administrative	$19,284	$23,925	$54,833	$62,304
Stock-based compensation expense	(4,332)	(5,515)	(11,613)	(15,849)
Secondary listing costs	—	(2,941)	—	(2,941)
Discontinuation of growth equity fund	—	(1,917)	—	(1,917)
Non-GAAP general and administrative	$14,952	$13,552	$43,220	$41,597
Non-GAAP general and administrative as a % of revenue	11.4%	12.4%	11.6%	13.6%

Non-GAAP research and development
GAAP research and development	$16,167	$13,936	$46,490	$39,585
Stock-based compensation expense	(1,916)	(2,075)	(5,293)	(6,595)
Non-GAAP research and development	$14,251	$11,861	$41,197	$32,990
Non-GAAP research and development as a % of revenue	10.9%	10.8%	11.0%	10.8%